Exhibit 99.1

Bank of Hawaii Corporation 2004 Financial Results

•             2004 Diluted Earnings Per Share $3.08, Up 39% From 2003

•             2004 Net Income $173.3 Million, Up 28% From 2003

•             Board of Directors Increases Share Repurchase Authorization $100 Million

•             Board of Directors Declares Dividend of $0.33 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 24, 2005) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share for 2004 of $3.08, up $0.87 or 39.4 percent from diluted earnings per share of $2.21 in 2003.  Net income for the year was $173.3 million, up $38.1 million or 28.2 percent from $135.2 million in the previous year.  The return on average assets in 2004 was 1.78 percent, up from 1.44 percent in 2003.  The return on average equity for the year was 22.78 percent, up from 15.02 percent in 2003.

“I am very pleased with Bank of Hawaii Corporation’s financial performance in 2004.  We exceeded the financial objectives of the first year of our three-year plan,” said Allan R. Landon, Chairman and CEO.  “Additionally, we grew our businesses, improved our processes, and maintained excellent asset quality.  The Hawaii economy remains solid and we are optimistic about 2005.”

Diluted earnings per share for the fourth quarter of 2004 were $0.82, up $0.16 or 24.2 percent from $0.66 per diluted share for the same period last year.  Net income in the fourth quarter of 2004 was $46.2 million, up $7.6 million or 19.6 percent from net income of $38.7 million in the fourth quarter last year.  Results for the fourth quarter of 2004 included a return to income of $6.5 million before tax ($4.1 million after tax or $0.07 per diluted share), resulting from a release of the allowance for loan and lease losses due to further improvement in the Company’s credit quality and continued strong economic conditions.  The return on average assets for the fourth quarter of 2004 was 1.89 percent, up from 1.66 percent in the fourth quarter of 2003.  The return on average equity was 23.63 percent for the quarter, up from 18.59 percent in the same quarter last year.

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Financial Highlights

Net interest income, on a taxable equivalent basis, for the fourth quarter of 2004 was $100.0 million, up $1.2 million from $98.8 million in the third quarter of 2004 and up $6.6 million from $93.4 million in the fourth quarter last year.  The increase in net interest income from the previous quarter was largely due to an increase in average earning assets.  An analysis of the change in net interest income for the full year of 2004 is included in Table 6.

The net interest margin was 4.40 percent for the fourth quarter of 2004, a 1 basis point increase from 4.39 percent in the previous quarter and a 5 basis point increase from 4.35 percent in the fourth quarter of 2003.  The net interest margin for the full year of 2004 was 4.32 percent, a 9 basis point increase from 4.23 percent in 2003.

The Company returned to income $6.5 million of the allowance for loan and lease losses during the fourth quarter of 2004.  This was attributable to further improvement in the credit quality of the loan portfolio, lower than anticipated net charge-offs during 2004, management’s ongoing assessment of the portfolio, and continued strength in the economic environment.  In addition, the Company revised its allocation of the components of the allowance for loan and lease losses as a result of current accounting interpretations.

Non-interest income was $48.4 million for the fourth quarter, a decrease of $4.7 million or 8.9 percent compared to non-interest income of $53.1 million in the third quarter of 2004.  Non-interest income in the third quarter of 2004 included a gain of $5.2 million on the sale of assets at the end of a leveraged lease transaction.  Excluding this gain, non-interest income increased $0.5 million as growth in trust and asset management fees and service charges on deposits offset losses on the sale of investment securities and a decline in insurance income.  Non-interest income was down $1.1 million or 2.2 percent from non-interest income of $49.4 million in the fourth quarter of 2003 largely due to a decline in gains on sales of mortgage loans.

Non-interest expense was $82.1 million in the fourth quarter of 2004, down $2.1 million or 2.5 percent from $84.2 million in the previous quarter and down $1.3 million or 1.6 percent from $83.4 million in the same quarter last year.  The decrease for both periods was due to a reduction in salaries and benefits related to incentive compensation and separation expenses.  In addition, the fourth quarter of 2003 included higher stock-based compensation expense that was offset by a curtailment gain on post-retirement benefits.  An analysis of salary and benefit expenses is included in Table 7.

The efficiency ratio for the fourth quarter of 2004 was 55.37 percent, an improvement from 55.45 percent in the previous quarter and from 58.41 percent in the same quarter last year.  The efficiency ratio for the full year of 2004 was 56.14 percent compared to 63.38 percent for 2003.  Excluding systems replacement costs, the efficiency ratio for 2003 was 59.51 percent.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Previously reported results have been reclassified to conform to current methodologies.  Business segment performance details are summarized in Tables 11a and 11b.

2

Asset Quality

Bank of Hawaii Corporation’s strong credit quality continued to improve during the fourth quarter of 2004.  Non-performing assets were $13.9 million at the end of the quarter, a decrease of $2.1 million, or 13.3 percent, compared to non-performing assets of $16.0 million at the end of the previous quarter.  Non-performing assets declined $17.9 million, or 56.3 percent, compared to $31.7 million at the end of 2003.  At December 31, 2004 the ratio of non-performing assets to total loans and foreclosed real estate was 0.23 percent compared with 0.27 percent at September 30, 2004 and 0.55 percent at December 31, 2003.

Non-accrual loans were $13.7 million at December 31, 2004, a reduction of $2.1 million, or 13.3 percent, from $15.8 million at September 30, 2004 and down $13.7 million, or 50.0 percent, from $27.3 million at December 31, 2003.  Non-accrual loans as a percentage of total loans were 0.23 percent at December 31, 2004, down from 0.27 percent at the end of the previous quarter and down from 0.48 percent at the end of 2003.

Net charge-offs during the fourth quarter of 2004 were $4.6 million, or 0.31 percent (annualized) of total average loans, compared to $0.3 million, or 0.02 percent (annualized) of total average loans in the third quarter of 2004.  Net charge-offs in the fourth quarter of 2004 were comprised of $6.7 million in charge-offs partially offset by recoveries of $2.1 million.  Net charge-offs during the fourth quarter of 2003 were $3.6 million, or 0.26 percent (annualized) of total average loans.   Net charge-offs for the full year of 2004 were $5.5 million, or 0.09 percent of total average loans, a decrease of $8.3 million, or 60.2 percent, from net charge-offs of $13.8 million, or 0.25 percent of total average loans in 2003.

The allowance for loan and lease losses was $106.8 million at December 31, 2004 down from $124.7 million at September 30, 2004 and down from $129.1 million at December 31, 2003.   The decrease in the allowance from the previous quarter was partially due to the previously mentioned $6.5 million return to income from the allowance for loan and lease losses.  The decrease from the previous year also reflects a $3.5 million return to income from the allowance for loan and lease losses during the second quarter of 2004.  In addition, during the fourth quarter of 2004 $6.8 million was reclassified from the allowance for loan and lease losses to other liabilities representing the estimate for probable credit losses inherent in unfunded commitments to extend credit.  The process used to determine the reserve for unfunded commitments remains consistent with the process for determining the allowance for loan and lease losses.  The allowance for unfunded commitments at December 31, 2004 was up from $6.7 million at September 30, 2004 and down from $6.9 million at December 31, 2003.

The ratio of the allowance for loan and lease losses to total loans was 1.78 percent at December 31, 2004, down from 2.14 percent at September 30, 2004 and down from 2.24 percent at December 31, 2003.  If the allowance for unfunded commitments had been reclassified at either September 30, 2004 or at December 31, 2003, the ratio of the allowance for loan and lease losses to total loans would have been 2.03 percent and 2.12 percent, respectively.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 8.

3

Other Financial Highlights

Total assets were $9.77 billion at December 31, 2004, up from $9.59 billion at September 30, 2004 and up from $9.46 billion at December 31, 2003.  Total loans and leases were $5.99 billion at December 31, 2004, up from $5.82 billion at September 30, 2004 and up from $5.76 billion at December 31, 2003.  Commercial lending increased during the quarter.  Total commercial loans were $2.04 billion at December 31, 2004, up $87 million compared to $1.96 billion at September 30, 2004 and up $51 million from $1.99 billion at December 31, 2003.  Consumer lending continued its solid pace in the fourth quarter.  Total consumer loans were $3.86 billion at December 31, 2004, up $79 million compared to $3.78 billion at the end of the previous quarter and up $163 million compared to $3.69 billion at the end of 2003.

Total deposits at December 31, 2004 were $7.56 billion, up $151 million from total deposits of $7.41 billion at September 30, 2004 and up $232 million from total deposits of $7.33 billion at December 31, 2003.  Non-interest bearing demand deposits were $1.98 billion at December 31, 2004, up $79 million compared to $1.90 billion at September 30, 2004 and up $44 million from $1.93 billion at December 31, 2003.

During the fourth quarter of 2004, Bank of Hawaii Corporation repurchased 1.0 million shares of common stock at a total cost of $50.3 million under its share repurchase program.  The average cost was $49.01 per share repurchased during the quarter.  From the beginning of the share repurchase program in July 2001 through December 31, 2004, the Company repurchased a total of 34.9 million shares and returned a total of $1,087.5 million to the shareholders at an average cost of $31.13 per share.

The Company’s Board of Directors has increased the authorization under the share repurchase program by an additional $100 million of common stock.  This new authorization, combined with the previously announced authorizations of $1,150 million, brings the total repurchase authority to $1,250 million.  From January 1, 2005 through January 21, 2005, the Company repurchased an additional 0.4 million shares of common stock at an average cost of $48.98 per share.  Remaining buyback authority under the share repurchase program was $141.7 million at January 21, 2005.

The Company’s capital and liquidity remain strong.  At December 31, 2004 the Tier 1 leverage ratio was 8.29 percent compared to 7.69 percent at September 30, 2004 and 8.43 percent at December 31, 2003.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.33 per share on the Company’s outstanding shares.  The dividend will be payable on March 14, 2005 to shareholders of record at the close of business on February 28, 2005.

Outlook

Hawaii enters 2005 with continued payroll growth, low unemployment, nominal personal income growth approaching 6.0 percent, reasonable inflation, and tourism at record levels.  The dollar’s continuing weakness and solid economic growth in Asia should contribute to further increases in international tourism.  Construction and real estate investment are expected to remain strong drivers of growth in the Hawaii economy.

4

Bank of Hawaii Corporation currently estimates that its net income for 2005 should be approximately $174 million to $177 million.  Based on current economic conditions, the Company expects further credit quality improvement and, as a result, the allowance for loan and lease losses may be further reduced.  Net income estimates for 2005 include a $10 million provision for loan and lease losses.  An analysis of credit quality is performed quarterly to determine the adequacy of the allowance for loan and lease losses.  The results of this analysis determine the timing and amount of the provision for loan and lease losses.  Earnings per share and return on equity projections continue to be dependent upon, among other things, the terms and timing of share repurchases.

Conference Call Information

The Company will review its fourth quarter 2004 financial results today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is 800-573-4752 in the United States or 617-224-4324 for international callers.  No confirmation code is required to access the call.  A replay will be available for one week beginning Monday, January 24, 2005 by calling 888-286-8010 in the United States or 617-801-6888 for international callers and entering the number 60030955 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

Forward-Looking Statements

This news release, including the statements under the caption “Outlook,” contains forward-looking statements concerning, among other things, the economic and business environment in our service area and elsewhere, credit quality, the expected level of loan and lease loss provisioning, and anticipated net income and other financial and business matters in future periods.  Our forward-looking  statements are based on numerous assumptions, any of which could prove to be  inaccurate and actual results may differ materially from those projected for a  variety of reasons, including, but not limited to: 1) unanticipated changes in  business and economic conditions, the competitive environment, fiscal and  monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the  required level of allowance for loan and lease losses; 3) changes in market  interest rates that may affect our credit markets and ability to maintain our  net interest margin; 4) changes to the amount and timing of our proposed equity  repurchases and repayment of maturing debt; 5) inability to achieve expected  benefits of our business process changes due to adverse changes in  implementation processes or costs, operational savings, or timing; 6) real or  threatened acts of war or terrorist activity affecting business conditions; and  7) adverse weather and other natural conditions impacting our and our customers’  operations.  We do not undertake any obligation to update forward-looking statements to reflect later events or circumstances.

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1

Bank of Hawaii Corporation and Subsidiaries

Highlights (Unaudited)	Table 1
(dollars in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
Earnings Highlights and Performance Ratios	2004	2003	2004	2003

Net Income	$46,241	$38,673	$173,339	$135,195
Basic Earnings Per Share	0.86	0.70	3.26	2.32
Diluted Earnings Per Share	0.82	0.66	3.08	2.21
Cash Dividends	18,200	16,770	66,326	50,589
Net Income to Average Total Assets (ROA)	1.89%	1.66%	1.78%	1.44%
Net Income to Average Shareholders’ Equity (ROE)	23.63%	18.59%	22.78%	15.02%
Net Interest Margin	4.40%	4.35%	4.32%	4.23%
Efficiency Ratio [1]	55.37%	58.41%	56.14%	63.38%
Efficiency Ratio excluding System Replacement Costs	55.37%	58.41%	56.14%	59.51%

		December 31,
Statement of Condition Highlights and Performance Ratios		2004	2003

Total Assets		$9,766,191	$9,461,647
Net Loans		5,880,134	5,628,095
Total Deposits		7,564,667	7,332,779
Total Shareholders’ Equity		814,834	793,132

Book Value Per Common Share		$14.83	$14.44
Allowance / Loans and Leases Outstanding		1.78%	2.24%
Average Equity / Average Assets		7.81%	9.60%
Employees (FTE)		2,623	2,702
Branches and offices		87	89

Market Price Per Share of Common Stock for the Quarter Ended:
	Closing	$50.74	$42.20
	High	$51.10	$42.99
	Low	$46.80	$33.69

1  The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands except per share amounts)	2004	2003	2004	2003
Interest Income
Interest and Fees on Loans and Leases	$84,100	$80,351	$327,953	$334,793
Income on Investment Securities - Available for Sale	26,394	19,032	93,528	77,793
Income on Investment Securities - Held to Maturity	6,147	7,183	26,204	18,956
Deposits	107	1,169	3,480	4,816
Funds Sold	356	85	1,058	1,919
Other	267	1,007	2,791	4,244
Total Interest Income	117,371	108,827	455,014	442,521
Interest Expense
Deposits	9,993	9,433	36,743	47,473
Securities Sold Under Agreements to Repurchase	3,120	1,359	9,353	7,939
Funds Purchased	395	249	1,815	944
Short-Term Borrowings	39	17	82	92
Long-Term Debt	3,893	4,417	16,431	20,131
Total Interest Expense	17,440	15,475	64,424	76,579
Net Interest Income	99,931	93,352	390,590	365,942
Provision for Loan and Lease Losses	(6,500)	—	(10,000)	—
Net Interest Income After Provision for Loan and Lease Losses	106,431	93,352	400,590	365,942
Non-Interest Income
Trust and Asset Management	13,934	12,759	53,465	50,996
Mortgage Banking	1,516	3,324	8,012	15,556
Service Charges on Deposit Accounts	10,155	9,442	39,117	35,938
Fees, Exchange, and Other Service Charges	13,684	13,725	54,907	56,221
Investment Securities Gains (Losses)	(757)	(20)	(794)	1,789
Insurance	4,234	4,762	19,241	19,145
Other	5,584	5,445	31,146	19,075
Total Non-Interest Income	48,350	49,437	205,094	198,720
Non-Interest Expense
Salaries and Benefits	45,043	46,409	184,299	186,280
Net Occupancy Expense	9,606	9,933	38,347	38,980
Net Equipment Expense	6,316	7,395	23,926	33,652
Information Technology Systems Replacement Project	—	—	—	21,871
Other	21,138	19,667	87,868	77,092
Total Non-Interest Expense	82,103	83,404	334,440	357,875
Income Before Income Taxes	72,678	59,385	271,244	206,787
Provision for Income Taxes	26,437	20,712	97,905	71,592
Net Income	$46,241	$38,673	$173,339	$135,195
Basic Earnings Per Share	$0.86	$0.70	$3.26	$2.32
Diluted Earnings Per Share	$0.82	$0.66	$3.08	$2.21
Dividends Declared Per Share	$0.33	$0.30	$1.23	$0.87
Basic Weighted Average Shares	53,766,057	55,374,874	53,232,815	58,338,566
Diluted Weighted Average Shares	56,055,531	58,570,941	56,241,044	61,085,567

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Condition (Unaudited)	Table 3

(dollars in thousands)	December 31, 2004	December 31, 2003

Assets
Interest-Bearing Deposits	$4,592	$154,735
Investment Securities - Available for Sale	2,483,719	1,991,116
Investment Securities - Held to Maturity (Market Value of $585,836 and $720,699)	589,908	727,233
Funds Sold	21,000	—
Loans Held for Sale	17,642	9,211
Loans and Leases	5,986,930	5,757,175
Allowance for Loan and Lease Losses	(106,796)	(129,080)
Net Loans	5,880,134	5,628,095
Total Earning Assets	8,996,995	8,510,390
Cash and Non-Interest-Bearing Deposits	225,359	363,495
Premises and Equipment	146,095	160,005
Customers’ Acceptance Liability	1,406	1,707
Accrued Interest Receivable	36,044	32,672
Foreclosed Real Estate	191	4,377
Mortgage Servicing Rights	18,769	22,178
Goodwill	36,216	36,216
Other Assets	305,116	330,607
Total Assets	$9,766,191	$9,461,647
Liabilities
Deposits
Non-Interest-Bearing Demand	$1,977,703	$1,933,928
Interest-Bearing Demand	1,536,323	1,356,330
Savings	2,960,351	2,833,379
Time	1,090,290	1,209,142
Total Deposits	7,564,667	7,332,779
Securities Sold Under Agreements to Repurchase	568,981	472,757
Funds Purchased	149,635	109,090
Short-Term Borrowings	15,000	12,690
Banker’s Acceptances Outstanding	1,406	1,707
Retirement Benefits Payable	65,708	61,841
Accrued Interest Payable	7,021	7,483
Taxes Payable and Deferred Taxes	229,928	207,101
Other Liabilities	96,373	138,999
Long-Term Debt	252,638	324,068
Total Liabilities	8,951,357	8,668,515
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: December 2004 - 81,711,752 / 54,960,857, December 2003 - 81,647,729 / 54,928,480,	813	807
Capital Surplus	450,998	391,701
Accumulated Other Comprehensive Income (Loss)	(12,917)	(5,711)
Retained Earnings	1,282,425	1,199,077
Deferred Stock Grants	(8,433)	(8,309)
Treasury Stock, at Cost (Shares: December 2004 – 26,750,895, December 2003 - 26,719,249)	(898,052)	(784,433)
Total Shareholders’ Equity	814,834	793,132
Total Liabilities and Shareholders’ Equity	$9,766,191	$9,461,647

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)	Total	Common Stock	Capital Surplus	Accum. Other Compre- hensive Income (Loss)	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre- hensive Income

Balance at December 31, 2003	$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)
Comprehensive Income:
Net Income	173,339	—	—	—	173,339	—	—	$173,339
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(5,519)	—	—	(5,519)	—	—	—	(5,519)
Change in Pension Liability Adjustments	(1,687)	—	—	(1,687)	—	—	—	(1,687)
Total Comprehensive Income								$166,133

Common Stock Issued under Stock Plans and Related Tax Benefits (5,280,205 shares)	159,972	6	59,297	—	(23,665)	(124)	124,458
Treasury Stock Purchased (5,243,458 shares)	(238,077)	—	—	—	—	—	(238,077)
Cash Dividends Paid	(66,326)	—	—	—	(66,326)	—	—
Balance at December 31, 2004	$814,834	$813	$450,998	$(12,917)	$1,282,425	$(8,433)	$(898,052)

Balance at December 31, 2002	$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income:
Net Income	135,195	—	—	—	135,195	—	—	$135,195
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(16,434)	—	—	(16,434)	—	—	—	(16,434)
Change in Pension Liability Adjustments	(936)	—	—	(936)	—	—	—	(936)
Total Comprehensive Income								$117,825

Common Stock Issued under Stock Plans and Related Tax Benefits (1,683,424 shares)	40,115	1	19,509	—	(1,439)	(6,885)	28,929
Treasury Stock Purchased (9,762,079 shares)	(329,978)	—	—	—	—	—	(329,978)
Cash Dividends Paid	(50,589)	—	—	—	(50,589)	—	—
Balance at December 31, 2003	$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)

Bank of Hawaii Corporation and Subsidiaries

Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5a

	Three Months Ended December 31, 2004			Three Months Ended September 30, 2004			Three Months Ended December 31, 2003
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest-Bearing Deposits	$21.0	$0.1	2.05%	$82.6	$0.5	2.39%	$218.6	$1.2	2.12%
Funds Sold	74.3	0.4	1.92	28.6	0.1	1.51	34.3	0.1	0.99
Investment Securities
Available for Sale	2,444.9	26.4	4.32	2,325.5	24.6	4.23	1,900.2	19.0	4.01
Held to Maturity	615.1	6.1	4.00	659.0	6.3	3.87	740.5	7.2	3.88
Loans Held for Sale	15.9	0.2	5.72	11.3	0.2	5.74	13.9	0.2	6.21
Loans and Leases
Commercial and Industrial	773.6	11.2	5.78	796.2	10.6	5.34	858.2	10.6	4.90
Construction	115.2	1.5	5.10	81.1	1.0	5.01	99.2	1.1	4.30
Commercial Mortgage	624.4	8.6	5.47	658.9	8.8	5.29	627.4	8.9	5.62
Residential Mortgage	2,304.9	32.3	5.61	2,282.6	32.1	5.62	2,336.3	34.5	5.90
Installment	738.2	15.6	8.38	722.7	15.2	8.38	598.1	13.4	8.89
Home Equity	632.6	8.4	5.25	583.7	7.1	4.83	453.0	5.6	4.89
Purchased Home Equity	134.4	1.2	3.71	155.2	1.7	4.29	104.7	0.6	2.24
Lease Financing	511.1	5.1	3.97	516.0	5.4	4.17	494.0	5.5	4.44
Total Loans and Leases	5,834.4	83.9	5.73	5,796.4	81.9	5.63	5,570.9	80.2	5.73
Other	60.7	0.3	1.74	78.7	0.8	4.05	76.8	1.0	5.20
Total Earning Assets	9,066.3	117.4	5.17	8,982.1	114.4	5.08	8,555.2	108.9	5.07
Cash and Non-Interest-Bearing Deposits	307.5			316.9			323.5
Other Assets	369.2			369.5			379.1
Total Assets	$9,743.0			$9,668.5			$9,257.8

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,500.0	$1.3	0.33%	$1,471.0	$0.9	0.24%	$1,293.8	0.5	0.16%
Savings	2,998.5	3.6	0.48	2,998.4	3.2	0.43	2,786.6	3.2	0.46
Time	1,063.7	5.1	1.92	1,078.4	4.9	1.81	1,227.9	5.7	1.83
Total Interest-Bearing Deposits	5,562.2	10.0	0.71	5,547.8	9.0	0.64	5,308.3	9.4	0.71
Short-Term Borrowings	776.0	3.5	1.82	816.9	2.8	1.36	608.0	1.7	1.06
Long-Term Debt	252.6	3.9	6.16	246.8	3.8	6.22	324.2	4.4	5.43
Total Interest-Bearing Liabilities	6,590.8	17.4	1.05	6,611.5	15.6	0.94	6,240.5	15.5	0.99
Net Interest Income		$100.0			$98.8			$93.4
Interest Rate Spread			4.12%			4.14%			4.08%
Net Interest Margin			4.40%			4.39%			4.35%
Non-Interest-Bearing Demand Deposits	1,954.2			1,932.0			1,836.4
Other Liabilities	419.4			393.4			355.7
Shareholders’ Equity	778.6			731.6			825.2
Total Liabilities and Shareholders’ Equity	$9,743.0			$9,668.5			$9,257.8

Bank of Hawaii Corporation and Subsidiaries

Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5b

	Year Ended December 31, 2004			Year Ended December 31, 2003
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest-Bearing Deposits	$189.7	$3.5	1.83%	$227.3	$4.8	2.12%
Funds Sold	85.6	1.0	1.24	162.9	1.9	1.18
Investment Securities
Available for Sale	2,227.8	93.7	4.21	2,142.8	77.9	3.64
Held to Maturity	675.7	26.2	3.88	487.6	19.0	3.89
Loans Held for Sale	15.8	0.9	5.58	39.5	2.2	5.48
Loans and Leases
Commercial and Industrial	810.4	42.3	5.22	860.3	41.9	4.87
Construction	99.3	4.5	4.56	96.3	4.4	4.56
Commercial Mortgage	639.1	34.5	5.40	644.8	37.4	5.81
Residential Mortgage	2,296.7	129.9	5.66	2,295.0	145.6	6.34
Installment	703.2	59.6	8.47	548.8	52.6	9.59
Home Equity	560.3	27.4	4.88	444.6	22.5	5.05
Purchased Home Equity	168.2	7.4	4.41	144.7	5.9	4.10
Lease Financing	509.5	21.5	4.21	489.9	22.3	4.55
Total Loans and Leases	5,786.7	327.1	5.65	5,524.4	332.6	6.02
Other	73.8	2.8	3.78	75.7	4.3	5.61
Total Earning Assets	9,055.1	455.2	5.03	8,660.2	442.7	5.11
Cash and Non-Interest-Bearing Deposits	314.6			328.4
Other Assets	375.8			388.9
Total Assets	$9,745.5			$9,377.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,433.1	$3.2	0.22%	$1,215.7	$2.5	0.20%
Savings	2,945.3	13.2	0.45	2,723.9	15.7	0.58
Time	1,114.8	20.3	1.82	1,352.3	29.3	2.17
Total Interest-Bearing Deposits	5,493.2	36.7	0.67	5,291.9	47.5	0.90
Short-Term Borrowings	884.0	11.3	1.27	724.2	9.0	1.24
Long-Term Debt	284.2	16.4	5.78	352.7	20.1	5.71
Total Interest-Bearing Liabilities	6,661.4	64.4	0.97	6,368.8	76.6	1.20
Net Interest Income		$390.8			$366.1
Interest Rate Spread			4.06%			3.91%
Net Interest Margin			4.32%			4.23%
Non-Interest-Bearing Demand Deposits	1,929.1			1,753.9
Other Liabilities	394.0			354.7
Shareholders’ Equity	761.0			900.1
Total Liabilities and Shareholders’ Equity	$9,745.5			$9,377.5

Bank of Hawaii Corporation and Subsidiaries

Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)	Table 6

	Year Ended December 31, 2004 Compared to December 31, 2003
(dollars in millions)	Volume [1]	Rate [1]	Total

Change in Interest Income:
Interest-Bearing Deposits	$(0.7)	$(0.6)	$(1.3)
Funds Sold	(1.0)	0.1	(0.9)
Investment Securities
Available for Sale	3.2	12.6	15.8
Held to Maturity	7.2	—	7.2
Loans Held for Sale	(1.3)	—	(1.3)
Loans and Leases
Commercial and Industrial	(2.5)	2.9	0.4
Construction	0.1	—	0.1
Commercial Mortgage	(0.3)	(2.6)	(2.9)
Residential Mortgage	0.1	(15.8)	(15.7)
Installment	13.6	(6.6)	7.0
Home Equity	5.7	(0.8)	4.9
Purchased Home Equity	1.0	0.5	1.5
Lease Financing	0.9	(1.7)	(0.8)
Total Loans and Leases	18.6	(24.1)	(5.5)
Other	(0.1)	(1.4)	(1.5)
Total Change in Interest Income	25.9	(13.4)	12.5

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.5	0.2	0.7
Savings	1.2	(3.7)	(2.5)
Time	(4.7)	(4.3)	(9.0)
Total Interest-Bearing Deposits	(3.0)	(7.8)	(10.8)
Short-Term Borrowings	2.1	0.2	2.3
Long-Term Debt	(3.9)	0.2	(3.7)
Total Change in Interest Expense	(4.8)	(7.4)	(12.2)

Change in Net Interest Income	$30.7	$(6.0)	$24.7

1 The changes for each category of interest income and expense are divided between the portion of changes attributable to the variance in volume or rate for that category.

Bank of Hawaii Corporation and Subsidiaries

Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2004	2003	2004	2003

Salaries	$27,947	$27,972	$110,851	$114,376
Incentive Compensation	3,999	5,130	15,458	15,747
Stock-Based Compensation	2,926	5,128	11,726	9,215
Commission Expense	1,991	1,833	7,682	10,797
Retirement and Other Benefits	3,230	882	15,900	14,353
Payroll Taxes	2,115	2,009	11,063	10,454
Medical, Dental, and Life Insurance	2,050	1,981	8,354	7,371
Separation Expense	785	1,474	3,265	3,967
Total Salaries and Benefits	$45,043	$46,409	$184,299	$186,280

Bank of Hawaii Corporation and Subsidiaries

Loan Portfolio Balances (Unaudited)	Table 8

(dollars in thousands)	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Domestic Loans
Commercial
Commercial and Industrial	$871,485	$755,455	$776,815	$793,293	$816,246
Commercial Mortgage	602,678	648,991	643,382	650,566	639,354
Construction	122,355	104,709	98,916	91,002	101,321
Lease Financing	446,937	447,005	447,673	442,590	435,934
Total Commercial	2,043,455	1,956,160	1,966,786	1,977,451	1,992,855
Consumer
Residential Mortgage	2,293,202	2,261,814	2,257,624	2,254,654	2,320,410
Home Equity	657,164	609,981	559,225	510,378	467,019
Purchased Home Equity	122,728	143,300	162,730	191,066	212,514
Other Consumer	751,821	729,747	721,386	671,893	658,831
Lease Financing	32,535	33,796	34,676	34,816	35,320
Total Consumer	3,857,450	3,778,638	3,735,641	3,662,807	3,694,094
Total Domestic Loans	5,900,905	5,734,798	5,702,427	5,640,258	5,686,949
Foreign Loans	86,025	80,777	84,887	74,738	70,226
Total Loans and Leases	$5,986,930	$5,815,575	$5,787,314	$5,714,996	$5,757,175

Selected Concentrations of Credit Exposure (Unaudited)

(dollars in thousands)	Outstanding	December 31, 2004 Unused Commitments	Total Exposure	Sept. 30, 2004 Total Exposure	Dec. 31, 2003 [1] Total Exposure
Air Transportation
United States Regional Passenger Carriers	$41,057	$11,707	$52,764	$57,505	$59,231
United States National Passenger Carriers	39,594	—	39,594	37,771	37,259
Passenger Carriers Based Outside United States	25,910	—	25,910	28,540	31,549
Cargo Carriers	13,771	—	13,771	13,771	14,405
Total Air Transportation	$120,332	$11,707	$132,039	$137,587	$142,444

Guam
Hotel	$6,014	$—	$6,014	$9,348	$17,733
Other Commercial	143,819	42,467	186,286	197,460	184,129
Consumer	376,948	13,486	390,434	321,657	288,831
Total Guam	$526,781	$55,953	$582,734	$528,465	$490,693

Syndicated Exposure	$201,359	$588,399	$789,758	$790,354	$925,864

Other Large Borrowers [2]	$109,921	$192,481	$302,402	$298,026	$336,748

Exposure includes loans, leveraged leases and operating leases.

1  For three borrowers, reclassifications occurred between Regional and National Carriers.  Syndicated Exposure was restated.

2  Other Large Borrowers is defined as exposure with commitments of $25 million and greater, excluding those collateralized by cash and those separately identified as Air Transportation, Guam, and Syndicated Exposure.

Bank of Hawaii Corporation and Subsidiaries

Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 9

(dollars in thousands)	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$683	$775	$680	$6,009	$6,015
Commercial Mortgage	2,106	5,552	5,649	7,388	9,337
Lease Financing	2,973	1,913	1,948	1,962	2,181
Total Commercial	5,762	8,240	8,277	15,359	17,533
Consumer
Residential Mortgage	7,688	7,278	7,688	7,685	9,354
Home Equity	218	251	306	406	460
Total Consumer	7,906	7,529	7,994	8,091	9,814
Total Non-Accrual Loans	13,668	15,769	16,271	23,450	27,347
Foreclosed Real Estate	191	208	4,889	4,416	4,377
Total Non-Performing Assets	$13,859	$15,977	$21,160	$27,866	$31,724

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$52	$65	$19	$707	$725
Commercial Mortgage	—	688	693	702	—
Lease Financing	—	—	—	—	117
Total Commercial	52	753	712	1,409	842
Consumer
Residential Mortgage	387	2,588	698	595	1,430
Purchased Home Equity	183	97	32	107	—
Other Consumer	1,433	1,533	1,142	1,180	1,210
Lease Financing	30	32	57	—	—
Total Consumer	2,033	4,250	1,929	1,882	2,640
Total Accruing and Past Due	$2,085	$5,003	$2,641	$3,291	$3,482

Total Loans and Leases	$5,986,930	$5,815,575	$5,787,314	$5,714,996	$5,757,175

Ratio of Non-Accrual Loans to Total Loans	0.23%	0.27%	0.28%	0.41%	0.48%

Ratio of Non-Performing Assets to Total Loans and Foreclosed Real Estate	0.23%	0.27%	0.37%	0.49%	0.55%

Ratio of Non-Performing Assets and Accruing Loans Past Due 90 Days or More to Total Loans	0.27%	0.36%	0.41%	0.55%	0.61%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$15,977	$21,160	$27,866	$31,724	$40,144
Additions[1]	5,164	2,094	3,909	3,293	2,340
Reductions
Payments[1]	(6,435)	(1,386)	(4,232)	(4,555)	(3,416)
Return to Accrual	(456)	(1,122)	(2,700)	(1,444)	(839)
Sales of Foreclosed Assets	(206)	(682)	(147)	(310)	(4,418)
Charge-offs/Write-downs	(185)	(88)	(3,536)	(842)	(2,087)
Transfer to Premises	—	(3,999)	—	—	—
Total Reductions[1]	(7,282)	(7,277)	(10,615)	(7,151)	(10,760)
Balance at End of Quarter	$13,859	$15,977	$21,160	$27,866	$31,724

1      Fourth quarter 2004 balances corrected from January 24, 2005 earnings release.

Bank of Hawaii Corporation and Subsidiaries

Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 10

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2004	2004	2003	2004	2003

Balance at Beginning of Period	$124,651	$124,904	$132,675	$129,080	$142,853
Loans Charged-Off
Commercial
Commercial and Industrial	465	227	1,997	4,408	5,311
Commercial Mortgage	—	—	—	575	548
Construction	—	—	—	—	529
Lease Financing	774	—	—	1,381	353
Consumer
Residential Mortgage	128	226	462	819	1,877
Home Equity	—	11	250	20	339
Purchased Home Equity	343	173	143	807	257
Other Consumer	4,903	4,268	3,919	18,390	17,412
Lease Financing	47	45	100	155	267
Total Loans Charged-Off	6,660	4,950	6,871	26,555	26,893
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	542	1,206	936	3,973	3,878
Commercial Mortgage	119	1,093	23	2,052	129
Construction	—	94	3	529	958
Lease Financing	1	2	88	19	106
Consumer
Residential Mortgage	109	207	115	915	1,027
Home Equity	5	14	4	158	—
Purchased Home Equity	16	51	—	125	133
Other Consumer	1,267	1,502	2,015	6,136	6,177
Lease Financing	23	9	30	103	82
Foreign	23	519	62	7,061	630
Total Recoveries on Loans Previously Charged-Off	2,105	4,697	3,276	21,071	13,120
Net Loan Recoveries (Charge-Offs)	(4,555)	(253)	(3,595)	(5,484)	(13,773)
Provision for Loan and Lease Losses	(6,500)	—	—	(10,000)	—
Other Adjustments	(6,800)	—	—	(6,800)	—
Balance at End of Period	$106,796	$124,651	$129,080	$106,796	$129,080

Average Loans Outstanding	$5,834,379	$5,796,350	$5,570,844	$5,786,663	$5,524,423

Ratio of Net Loan Charge-Offs to Average Loans Outstanding (annualized)	0.31%	0.02%	0.26%	0.09%	0.25%
Ratio of Allowance to Loans and Leases Outstanding	1.78%	2.14%	2.24%	1.78%	2.24%

Bank of Hawaii Corporation and Subsidiaries

Business Segment Selected Financial Information (Unaudited)	Table 11a

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended December 31, 2004
Net Interest Income	$52,531	$33,905	$2,995	$10,500	$99,931
Provision for Loan and Lease Losses	2,991	1,602	—	(11,093)	(6,500)
Net Interest Income After Provision for Loan and Lease Losses	49,540	32,303	2,995	21,593	106,431
Non-Interest Income	22,590	9,410	13,747	2,603	48,350
	72,130	41,713	16,742	24,196	154,781
Non-Interest Expense	(43,287)	(21,758)	(12,377)	(4,681)	(82,103)
Income Before Income Taxes	28,843	19,955	4,365	19,515	72,678
Provision for Income Taxes	(10,672)	(7,379)	(1,615)	(6,771)	(26,437)
Allocated Net Income	18,171	12,576	2,750	12,744	46,241
Allowance Funding Value	(162)	(608)	(6)	776	—
GAAP Provision	2,991	1,602	—	(11,093)	(6,500)
Economic Provision	(3,565)	(2,463)	(91)	(1)	(6,120)
Tax Effect of Adjustments	272	544	36	3,817	4,669
Income Before Capital Charge	17,707	11,651	2,689	6,243	38,290
Capital Charge	(5,461)	(4,672)	(1,289)	(9,992)	(21,414)
Net Income (Loss) After Capital Charge (NIACC)	$12,246	$6,979	$1,400	$(3,749)	$16,876

RAROC (ROE for the Company)	35%	27%	23%	16%	24%

Total Assets at December 31, 2004	$3,773,950	$2,376,776	$117,602	$3,497,863	$9,766,191

Three Months Ended December 31, 2003 [1]
Net Interest Income	$49,691	$33,685	$2,888	$7,088	$93,352
Provision for Loan and Lease Losses	2,288	1,694	—	(3,982)	—
Net Interest Income After Provision for Loan and Lease Losses	47,403	31,991	2,888	11,070	93,352
Non-Interest Income	23,229	11,218	12,461	2,529	49,437
	70,632	43,209	15,349	13,599	142,789
Non-Interest Expense	(44,340)	(21,102)	(12,716)	(5,246)	(83,404)
Income Before Income Taxes	26,292	22,107	2,633	8,353	59,385
Provision for Income Taxes	(9,728)	(8,049)	(974)	(1,961)	(20,712)
Allocated Net Income	16,564	14,058	1,659	6,392	38,673
Allowance Funding Value	(130)	(806)	(8)	944	—
GAAP Provision	2,288	1,694	—	(3,982)	—
Economic Provision	(3,309)	(2,879)	(98)	(4)	(6,290)
Tax Effect of Adjustments	426	737	39	1,126	2,328
Income Before Capital Charge	15,839	12,804	1,592	4,476	34,711
Capital Charge	(5,663)	(5,367)	(1,271)	(10,396)	(22,697)
Net Income (Loss) After Capital Charge (NIACC)	$10,176	$7,437	$321	$(5,920)	$12,014

RAROC (ROE for the Company)	31%	26%	14%	21%	19%

Total Assets at December 31, 2003	$3,667,095	$2,323,267	$109,003	$3,362,282	$9,461,647

1  Certain 2003 information has been reclassified to conform to 2004 presentation.

Bank of Hawaii Corporation and Subsidiaries

Business Segment Selected Financial Information (Unaudited)	Table 11b

			Investment	Treasury
	Retail	Commercial	Services	and Other	Consolidated
(dollars in thousands)	Banking	Banking	Group	Corporate	Total

Year Ended December 31, 2004
Net Interest Income	$203,541	$135,477	$11,524	$40,048	$390,590
Provision for Loan and Lease Losses	10,446	3,232	47	(23,725)	(10,000)
Net Interest Income After Provision for Loan and Lease Losses	193,095	132,245	11,477	63,773	400,590
Non-Interest Income	90,424	47,470	53,847	13,353	205,094
	283,519	179,715	65,324	77,126	605,684
Non-Interest Expense	(174,670)	(91,097)	(52,018)	(16,655)	(334,440)
Income Before Income Taxes	108,849	88,618	13,306	60,471	271,244
Provision for Income Taxes	(40,274)	(32,790)	(4,924)	(19,917)	(97,905)
Allocated Net Income	68,575	55,828	8,382	40,554	173,339
Allowance Funding Value	(605)	(2,653)	(25)	3,283	—
GAAP Provision	10,446	3,232	47	(23,725)	(10,000)
Economic Provision	(14,054)	(10,528)	(370)	(8)	(24,960)
Tax Effect of Adjustments	1,559	3,681	129	7,566	12,935
Income Before Capital Charge	65,921	49,560	8,163	27,670	151,314
Capital Charge	(22,157)	(19,905)	(5,209)	(36,458)	(83,729)
Net Income (Loss) After Capital Charge (NIACC)	$43,764	$29,655	$2,954	$(8,788)	$67,585

RAROC (ROE for the Company)	33%	27%	17%	22%	23%

Total Assets at December 31, 2004	$3,773,950	$2,376,776	$117,602	$3,497,863	$9,766,191

Year Ended December 31, 2003 [1]
Net Interest Income	$208,189	$137,164	$11,515	$9,074	$365,942
Provision for Loan and Lease Losses	6,909	8,415	(5)	(15,319)	—
Net Interest Income After Provision for Loan and Lease Losses	201,280	128,749	11,520	24,393	365,942
Non-Interest Income	95,168	40,975	49,998	12,579	198,720
	296,448	169,724	61,518	36,972	564,662
Information Technology Systems Replacement Project	(986)	(23)	(333)	(20,529)	(21,871)
Non-Interest Expense	(180,484)	(91,376)	(49,174)	(14,970)	(336,004)
Income Before Income Taxes	114,978	78,325	12,011	1,473	206,787
Provision for Income Taxes	(42,542)	(28,502)	(4,444)	3,896	(71,592)
Allocated Net Income	72,436	49,823	7,567	5,369	135,195
Allowance Funding Value	(595)	(3,987)	(32)	4,614	—
GAAP Provision	6,909	8,415	(5)	(15,319)	—
Economic Provision	(11,932)	(12,120)	(432)	(25)	(24,509)
Tax Effect of Adjustments	2,079	2,846	174	3,969	9,068
Income (Loss) Before Capital Charge	68,897	44,977	7,272	(1,392)	119,754
Capital Charge	(22,715)	(21,889)	(5,032)	(49,405)	(99,041)
Net Income (Loss) After Capital Charge (NIACC)	$46,182	$23,088	$2,240	$(50,797)	$20,713

RAROC (ROE for the Company)	33%	23%	16%	(1)%	15%

Total Assets at December 31, 2003	$3,667,095	$2,323,267	$109,003	$3,362,282	$9,461,647

1 Certain 2003 information has been reclassified to conform to 2004 presentation.

Bank of Hawaii Corporation and Subsidiaries

Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands except per share amounts)	2004	2004	2004	2004	2003

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$84,100	$82,079	$80,346	$81,428	$80,351
Income on Investment Securities - Available for Sale	26,394	24,543	21,745	20,846	19,032
Income on Investment Securities — Held to Maturity	6,147	6,370	6,711	6,976	7,183
Deposits	107	496	1,646	1,231	1,169
Funds Sold	356	108	177	417	85
Other	267	801	865	858	1,007
Total Interest Income	117,371	114,397	111,490	111,756	108,827
Interest Expense
Deposits	9,993	8,990	8,560	9,200	9,433
Securities Sold Under Agreements to Repurchase	3,120	2,085	2,222	1,926	1,359
Funds Purchased	395	683	506	231	249
Short-Term Borrowings	39	15	13	15	17
Long-Term Debt	3,893	3,845	4,340	4,353	4,417
Total Interest Expense	17,440	15,618	15,641	15,725	15,475
Net Interest Income	99,931	98,779	95,849	96,031	93,352
Provision for Loan and Lease Losses	(6,500)	—	(3,500)	—	—
Net Interest Income After Provision for Loan and Lease Losses	106,431	98,779	99,349	96,031	93,352
Non-Interest Income
Trust and Asset Management	13,934	12,672	12,995	13,864	12,759
Mortgage Banking	1,516	1,711	2,808	1,977	3,324
Service Charges on Deposit Accounts	10,155	9,472	9,540	9,950	9,442
Fees, Exchange, and Other Service Charges	13,684	13,741	14,243	13,239	13,725
Investment Securities Gains (Losses)	(757)	—	(37)	—	(20)
Insurance	4,234	5,423	4,926	4,658	4,762
Other	5,584	10,035	10,373	5,154	5,445
Total Non-Interest Income	48,350	53,054	54,848	48,842	49,437
Non-Interest Expense
Salaries and Benefits	45,043	46,566	46,689	46,001	46,409
Net Occupancy Expense	9,606	9,812	9,543	9,386	9,933
Net Equipment Expense	6,316	5,847	5,799	5,964	7,395
Other	21,138	21,965	23,094	21,671	19,667
Total Non-Interest Expense	82,103	84,190	85,125	83,022	83,404
Income Before Income Taxes	72,678	67,643	69,072	61,851	59,385
Provision for Income Taxes	26,437	24,576	24,840	22,052	20,712
Net Income	$46,241	$43,067	$44,232	$39,799	$38,673

Basic Earnings Per Share	$0.86	$0.82	$0.84	$0.73	$0.70
Diluted Earnings Per Share	$0.82	$0.78	$0.79	$0.69	$0.66

Balance Sheet Totals
Total Assets	9,766,191	9,594,809	9,688,769	10,013,442	9,461,647
Net Loans	5,880,134	5,690,924	5,662,410	5,587,811	5,628,095
Total Deposits	7,564,667	7,413,240	7,469,288	7,363,922	7,332,779
Total Shareholders’ Equity	814,834	756,707	699,438	785,768	793,132

Performance Ratios
Net Income to Average Total Assets (ROA)	1.89%	1.77%	1.80%	1.65%	1.66%
Net Income to Average Shareholders’ Equity (ROE)	23.63%	23.42%	24.28%	19.98%	18.59%
Efficiency Ratio [1]	55.37%	55.45%	56.49%	57.31%	58.41%

1  The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).